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                          CERTIFICATE OF INCORPORATION
                                       OF
                              ONTRAK SYSTEMS, INC.


     The undersigned, for purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:


     FIRST:    The name of the corporation (which is hereinafter referred to as the "Corporation") is OnTrak Systems, Inc.

     SECOND:   The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Zip Code 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "GCL").

     FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is Thirty-Three Million (33,000,000), consisting of Three Million (3,000,000) shares of Preferred Stock, $.0001 par value (hereinafter referred to as "Preferred Stock"), and Thirty Million (30,000,000) shares of Common Stock, $.0001 par value (hereinafter referred to as "Common Stock").

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The designation of the series, which may be by distinguishing number, letter or title.

     (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation)
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increase or decrease (but not below the number of shares thereof then outstanding). If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the Preferred Stock Designation originally fixing the number of shares of such series.

     (c) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series.

     (d) Whether that series shall have voting rights and, if so, the terms of such voting rights, or if such shares shall have no voting rights.

     (e) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine.

     (f) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates.

     (g) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund.

     (h) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

     (i)  Any other relative rights, preferences and limitations of that series.

     FIFTH:    The name of the incorporator of the Corporation is Patrick C.
O'Connor, whose mailing address is c/o OnTrak Systems, Inc., 1010 Rincon Circle, San Jose, California 95131.

     SIXTH:    In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors of the Corporation is expressly authorized and empowered to make, adopt, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors.

     SEVENTH: The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.


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

     EIGHTH:   The election of directors of the Corporation need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

     NINTH:    A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. Neither any amendment, modification or repeal of the foregoing sentence, nor the adoption of any provision inconsistent with this Article Ninth, shall adversely affect any right or protection of a director of the Corporation under this Article Ninth in respect of any act or omission occurring prior to the time of such amendment, modification, repeal, or adoption of an inconsistent provision.

     TENTH:    The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Tenth; PROVIDED, HOWEVER, that any amendment or repeal of Article Ninth of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and PROVIDED, FURTHER that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

     ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     TWELFTH: The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the person who is to serve as the initial director of the Corporation (with the exact number of directors to be as specified in the Bylaws) until the first annual meeting of stockholders of the Corporation, or until his successor is elected and qualified, is:


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

               Patrick C. O'Connor
               c/o OnTrak Systems, Inc.
               1010 Rincon Circle
               San Jose, CA  95131

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this 24th day of October, 1996.





                                   PATRICK C. O'CONNOR
                                   ---------------------------------
                                   Patrick C. O'Connor, Incorporator



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